Exhibit 7(e)

TRUSTEES OF ADVANCE LONG-TERM MANAGEMENT TRUST

Set forth below is a list of each trustee of Advance Long-Term Management Trust (“Advance Long-Term Trust”) setting forth the business address and present principal occupation or employment (and the name and address of any corporation or organization in which such employment is conducted) of each person. Unless otherwise indicated, each individual is a United States citizen.

Name and Business Address	Present Principal Occupation (principal business of employer)	Name and Address of Corporation or Other Organization (if different from the address provided in Column 1)
Trustees

Samuel I. Newhouse, III c/o Advance Publications, Inc. 950 Fingerboard Road Staten Island, NY 10305	Co-President of Advance Publications, Inc. (“API”)

Steven O. Newhouse	Co-President of API
c/o Advance Publications, Inc.
950 Fingerboard Road
Staten Island, NY 10305

Michael A. Newhouse	Co-President of API
c/o Advance Publications, Inc.
950 Fingerboard Road
Staten Island, NY 10305

Victor F. Ganzi	(non-executive) Chairman, PGA Tours Inc.
126 East 56th Street
New York, NY 10022

Peter C. Gould	Retired Attorney
2 East End Avenue
New York, NY 10075